                                                                     Exhibit 2.7


                          SEAWAY HEAVY LIFTING LIMITED

                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED 30 NOVEMBER 1997

                          SEAWAY HEAVY LIFTING LIMITED

                        REPORT AND FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED 30 NOVEMBER 1997

CONTENTS

                                                                                                             PAGES
                                                                                                           ---------
Directors and advisers...................................................................................      1
Directors' report........................................................................................      2
Auditors' report.........................................................................................      3
Profit and loss account..................................................................................      4
Balance sheet............................................................................................      5
Cash flow statement......................................................................................      6
Notes to the financial statements........................................................................    7--12
Additional information to the profit and loss account....................................................     13

                          SEAWAY HEAVY LIFTING LIMITED
                             DIRECTORS AND ADVISERS

Directors                                      Registered office
Gilles de Naurois                              284 Arch Makarios III Avenue
Oleg Strashnov                                 Fortuna Court,
Agis Agapiou                                   Block B, 2nd Floor
Chris Georgiades                               CY-3105 Limassol
Alternate Directors                            Cyprus
Johan Rasmussen                                Auditors
(for Gilles de Naurois)                        COOPERS & LYBRAND
Guennady Sobolev                               Nora Court
(for Oleg Strashnov)                           86 Athinon Street
Joseph Christou                                CY-3040 Limassol
(for Agis Agapiou)                             P O Box 3034
Pambos Papas                                   CY-3300 Limassol
(for Chris Georgiades)                         Cyprus
Company secretary
CYPROSERVUS CO LIMITED
284 Arch Makarios III Avenue
Fortuna Court, Block B
3rd Floor, Flat 32
CY-3105 Limassol
Cyprus

                          SEAWAY HEAVY LIFTING LIMITED

                               DIRECTORS' REPORT
                      FOR THE YEAR ENDED 30 NOVEMBER 1997

    1   The directors present their report and audited financial statements for the year ended 30 November 1997.

PRINCIPAL ACTIVITIES

    2   The principal activity of the company is the provision of offshore heavylifting services. As stated in note 16, the charter party for the Stanislav Yudin expires in October 1998. A proposal has been put to the shipowner to further extend the charterparty beyond this date.

RESULTS

    3   The profit and loss account for the year is set out on page 4.

DIVIDENDS

    4   The directors have declared and recommended the following dividends in respect of the year ended 30 November 1997:

                                                                                      US$
                                                                                   ----------
Ordinary dividends:
Proposed final of US$7.000 per share.............................................   7.000.000
                                                                                   ----------
                                                                                   ----------

DIRECTORS

    5   The directors have resigned and have been re-elected at the company's
Annual General Meeting. The directors will continue in office.

AUDITORS

    6   The auditors, Coopers & Lybrand, have expressed their willingness to continue in office.

BY ORDER OF THE BOARD
CHRIS GEORGIADES
DIRECTOR

Limassol
10 March 1998

                          SEAWAY HEAVY LIFTING LIMITED

                       AUDITORS' REPORT TO THE MEMBERS OF
                          SEAWAY HEAVY LIFTING LIMITED

    1   We have audited the financial statements on pages 4 to 12 and have obtained all the information and explanations we considered necessary. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    2   We conducted our audit in accordance with International Standards on
Auditing. These Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

    3   In our opinion, proper books of account have been kept by the company and the financial statements, which are in agreement therewith, give a true and fair view of the state of affairs of Seaway Heavy Lifting Limited at 30 November 1997 and of its profit and cash flows for the year then ended in accordance with International Accounting Standards and comply with the Companies Law, Chapter 113.

Coopers & Lybrand
Chartered Accountants
Limassol
10 March 1998

                          SEAWAY HEAVY LIFTING LIMITED

                            PROFIT AND LOSS ACCOUNT
                      FOR THE YEAR ENDED 30 NOVEMBER 1997

                                                                                                1997           1996
                                                                                  NOTE           US$            US$
                                                                                  -----     -------------  -------------
TURNOVER.....................................................................           2      38.969.926     49.531.022
COST OF SALES,...............................................................                 (27.191.248)   (40.135.700)
                                                                                            -------------  -------------
GROSS PROFIT.................................................................                  11.778.678      9.395.322
Interest receivable..........................................................                     706.362        533.766
                                                                                            -------------  -------------
                                                                                               12.485.040      9.929.088
General and administration expenses..........................................                  (4.742.307)    (4.794.110)
Interest payable.............................................................                    (245.440)      (254.910)
Bank charges.................................................................                     (48.817)       (38.676)
Bad debts recovered..........................................................                    --              217.871
Foreign exchange (loss)/gain.................................................                     (13.273)     1.047.093
                                                                                            -------------  -------------
PROFIT BEFORE TAXATION.......................................................           3       7.435.203      6.106.356
Taxation.....................................................................           4        (293.882)      (296.999)
                                                                                            -------------  -------------
PROFIT AFTER TAXATION........................................................                   7.141.321      5.809.357
Dividends paid or proposed...................................................          14      (7.000.000)    (5.809.357)
                                                                                            -------------  -------------
RETAINED PROFIT FOR THE YEAR.................................................                     141.321       --
                                                                                            -------------  -------------
                                                                                            -------------  -------------
STATEMENT OF RETAINED PROFITS
Retained profit for the year.................................................                     141.321       --
Retained profits at 1 December...............................................                    --             --
                                                                                            -------------  -------------
RETAINED PROFITS AT 30 NOVEMBER..............................................                     141.321       --
                                                                                            -------------  -------------
                                                                                            -------------  -------------

    The notes on pages 7 to 12 form part of these financial statements.

    Auditors' report page 3.

                          SEAWAY HEAVY LIFTING LIMITED

                                 BALANCE SHEET
                              AT 30 NOVEMBER 1997

                                                                                                  1997          1996
                                                                                    NOTE          US$           US$
                                                                                    -----     ------------  ------------
                                                         ASSETS
FIXED ASSETS
Tangible assets................................................................           5          7.385       252.647
                                                                                              ------------  ------------
CURRENT ASSETS
Trade debtors..................................................................                    816.291     3.009.669
Other debtors..................................................................                     73.359        48.136
Stocks.........................................................................           6        244.893       361.627
Amounts due from related companies.............................................           7         39.736     2.265.117
Loan to related company........................................................           8        --         11.148.920
Bank balances..................................................................                 15.595.341        53.931
                                                                                              ------------  ------------
TOTAL CURRENT ASSETS...........................................................                 16.769.620    16.887.400
                                                                                              ------------  ------------
TOTAL ASSETS...................................................................                 16.777.005    17.140.047
                                                                                              ------------  ------------
                                                                                              ------------  ------------
                                                      LIABILITIES
LONG TERM LIABILITIES
Amounts due to related companies--long term....................................           9      3.000.000     3.000.000
                                                                                              ------------  ------------
CURRENT LIABILITIES
Trade creditors................................................................                    215.404       824.141
Amounts due to related companies...............................................           9      3.372.271     4.481.109
Obligations under finance leases and hire purchase agreements..................          10        --            305.435
Accruals.......................................................................                  2.921.796     5.329.510
Other creditors................................................................                    --              6.968
Taxation.......................................................................                    124.035       381.349
Proposed dividend..............................................................                  7.000.000     2.809.357
                                                                                              ------------  ------------
TOTAL CURRENT LIABILITIES......................................................                 13.633.506    14.137.869
                                                                                              ------------  ------------
TOTAL LIABILITIES..............................................................                 16.633.506    17.137.869
                                                                                              ------------  ------------
                                           SHAREHOLDERS' EQUITY
Share capital..................................................................          11          2.178         2.178
Retained profits...............................................................                    141.321       --
                                                                                              ------------  ------------
TOTAL SHAREHOLDERS' EQUITY.....................................................                    143.499         2.178
                                                                                              ------------  ------------
TOTAL LIABILITIES AND SHAREHOLDERS' INTEREST...................................                 16.777.005    17.140.047
                                                                                              ------------  ------------
                                                                                              ------------  ------------

Agis Agapiou      )
                  ) Directors
Chris Georgiades  )

      The notes on pages 7 to 12 form part of these financial statements.
                            Auditors' report page 3.

                          SEAWAY HEAVY LIFTING LIMITED

                              CASH FLOW STATEMENT
                      FOR THE YEAR ENDED 30 NOVEMBER 1997

                                                                                            1997         1996
                                                                                            US$           US$
                                                                                        ------------  -----------
Cash flows from operating activities (Note 12)........................................    19.079.794    7.299.630

Taxation paid.........................................................................      (551.196)    (187.866)
Purchase of fixed asset...............................................................       (15.185)     --
                                                                                        ------------  -----------
NET CASH FROM OPERATING ACTIVITIES....................................................    18.513.413    7.111.764
                                                                                        ------------  -----------
Cash flows from returns on investment and servicing of finance

Interest element of finance lease rentals.............................................       (21.272)     (43.798)
Interest received.....................................................................       164.061       21.484
                                                                                        ------------  -----------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENT AND SERVICING OF FINANCE..................       142.789      (22.314)
                                                                                        ------------  -----------
Cash flows from financing activities

Capital element of finance lease payments (Note 12)...................................      (305.435)    (267.099)
Dividends paid........................................................................    (2.809.357)  (8.681.117)
                                                                                        ------------  -----------
NET CASH OUTFLOW FROM FINANCING ACTIVITIES............................................    (3.114.792)  (8.948.216)
                                                                                        ------------  -----------
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS......................................    15.541.410   (1.858.766)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR........................................        53.931    1.912.697
                                                                                        ------------  -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR (NOTE 13)....................................    15.595.341       53.931
                                                                                        ------------  -----------
                                                                                        ------------  -----------

The notes on pages 7 to 12 form part of these financial statements.

Auditors' report page 3.

                          SEAWAY HEAVY LIFTING LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED 30 NOVEMBER 1997

1  PRINCIPAL ACCOUNTING POLICIES

    The financial statements, which are expressed in United States dollars, have been prepared in accordance with applicable International Accounting Standards. The financial statements have been prepared using the historical cost convention. A summary of the significant accounting policies adopted by the company is as follows:

FIXED ASSETS

    The cost of fixed assets represent their purchase cost together with any incidental costs of acquisition.

DEPRECIATION

    Depreciation is calculated to write off the cost or amount of the valuation of fixed assets on a straight line basis over the expected useful lives of the assets concerned. The principal annual rates used for this purpose, which are consistent with those of the previous year, are:

Plant and machinery.............................................  3--5 years
Motor vehicle...................................................  2 years

STOCKS

    Stocks are stated at the lower of cost and net realisable value. In general, cost is determined on a first in first out basis and includes transport and handling costs. Net realisable value is the price at which the stock can be realised in the normal course of business after allowing for the costs of realisation and, where appropriate, the cost of conversion from its existing state to a finished condition. Provision is made for obsolescent, slow moving and defective stocks.

TAXATION

    Corporation tax payable is provided on taxable profits at the current rate of 4,25%. Provision for deferred taxation is made at the income tax rate of 4,25%, except where there is reasonable evidence that timing differences will not reverse.

LEASES

    The company enters into finance leases. Assets held under finance leases are initially reported at the fair value of the asset, with an equivalent liability categorised as appropriate under creditors due within or after one year. The asset is depreciated over the shorter of the lease term and its useful economic life. Finance charges are allocated to accounting periods over the period of the lease to produce a constant rate of return on the outstanding balance. Rentals are apportioned between finance charge and reduction of the liability and allocated to cost of sales and other operating expenses as appropriate.

FOREIGN CURRENCY

    Foreign currency transactions are translated into United States dollars at the rate of exchange ruling at the time of the transaction. Assets and liabilities expressed in foreign currencies are translated into United States dollars at the rates of exchange ruling at the end of the financial year. Differences on exchange are included in operating profit.

                          SEAWAY HEAVY LIFTING LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                FOR THE YEAR ENDED 30 NOVEMBER 1997 (CONTINUED)

1  PRINCIPAL ACCOUNTING POLICIES (CONTINUED)
CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of cash in hand and balances with banks and short term investments with maturity not exceeding three months from the date of acquisition.

RELATED COMPANIES

    Related companies represent common ownership companies.

2  TURNOVER

    Turnover represents income from the provision of offshore heavy lifting services at invoice value.

3  PROFIT BEFORE TAXATION

                                                                          1997        1996
                                                                           US$        US$
                                                                        ---------  ----------
Profit is stated after charging:
Depreciation of tangible fixed assets:
-owned................................................................      7.942       2.633
-leased...............................................................    252.505     434.309
Auditors' remuneration................................................      7.915       5.500
Exchange loss.........................................................     13.273      --
Interest payable to related companies.................................    223.750     209.374
Interest payable to third parties.....................................     21.690      45.536

and after crediting:
Interest receivable from related companies............................    542.301     512.282
Bank interest receivable..............................................    164.061      21.484
Exchange gain.........................................................     --       1.047.093

4  TAXATION

    The tax charge is based on the adjusted profit for the year and comprises:

                                                                            1997       1996
                                                                             US$        US$
                                                                          ---------  ---------
Corporation tax at 4,25 per cent--1996 (1 month)........................     29.272     47.515
Corporation tax--provision for 1997 (11 months).........................    264.610    249.484
                                                                          ---------  ---------
                                                                            293.882    296.999
                                                                          ---------  ---------
                                                                          ---------  ---------

                          SEAWAY HEAVY LIFTING LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                FOR THE YEAR ENDED 30 NOVEMBER 1997 (CONTINUED)

5  TANGIBLE FIXED ASSETS

                                                                                   PLANT
                                                                       MOTOR        AND        LEASED
                                                                     VEHICLES    MACHINERY     PLANT       TOTAL
                                                                        US$         US$         US$         US$
                                                                     ---------  -----------  ----------  ----------
Cost
At 1 December 1996.................................................     --         182.213    1.212.026   1.394.239
Additions..........................................................     15.185      --           --          15.185
                                                                     ---------  -----------  ----------  ----------
AT 30 NOVEMBER 1997................................................     15.185     182.213    1.212.026   1.409.424
                                                                     ---------  -----------  ----------  ----------
Depreciation
At 1 December 1996.................................................     --         182.071      959.521   1.141.592
Charge for the year................................................      7.800         142      252.505     260.447
                                                                     ---------  -----------  ----------  ----------
AT 30 NOVEMBER 1997................................................      7.800     182.213    1.212.026   1.402.039
                                                                     ---------  -----------  ----------  ----------
NET BOOK VALUE AT 30 NOVEMBER 1997.................................      7.385      --           --           7.385
                                                                     ---------  -----------  ----------  ----------
                                                                     ---------  -----------  ----------  ----------
At 30 November 1996................................................     --             142      252.505     252.647
                                                                     ---------  -----------  ----------  ----------
                                                                     ---------  -----------  ----------  ----------

6  STOCK

    The following are included in the net book value of stock:

                                                                            1997       1996
                                                                             US$        US$
                                                                          ---------  ---------
Raw materials and consumables...........................................     46.878     41.520
Work in progress........................................................    198.015    320.107
                                                                          ---------  ---------
                                                                            244.893    361.627
                                                                          ---------  ---------
                                                                          ---------  ---------

7  AMOUNTS DUE FROM RELATED COMPANIES

                                                                            1997        1996
                                                                             US$        US$
                                                                          ---------  ----------
FALLING DUE WITHIN ONE YEAR:
Stolt Comex Seaway Limited..............................................     --         906.463
Lukoil-Kaliningradmorneft plc...........................................     --       1.358.654
Stolt Comex Seaway SA...................................................     39.736      --
                                                                          ---------  ----------
                                                                             39.736   2.265.117
                                                                          ---------  ----------
                                                                          ---------  ----------

    The above balances result from transactions on an arm's length basis with related companies, in the ordinary course of business.

                          SEAWAY HEAVY LIFTING LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                FOR THE YEAR ENDED 30 NOVEMBER 1997 (CONTINUED)

8  LOAN TO RELATED COMPANY

                                                                          1997         1996
                                                                           US$         US$
                                                                        ---------  ------------
Stolt Comex Seaway SA.................................................     --        11.148.920
                                                                        ---------  ------------
                                                                        ---------  ------------

    Interest is charged on the daily balance of the loan using the UK base rate plus 1% and is repayable on demand.

9  AMOUNTS DUE TO RELATED COMPANIES

                                                                         1997        1996
                                                                         US$         US$
                                                                      ----------  ----------
FALLING DUE WITHIN ONE YEAR:
Stolt Comex Seaway SA...............................................   1.331.165   1.319.513
Seaway Heavy Lifting Engineering BV.................................      29.360   1.806.908
Baltic Offshore Limited.............................................      --       1.354.688
Lukoil Kaliningradmorneft plc.......................................   1.562.632      --
Stolt Comex Seaway Limited..........................................     449.114      --
                                                                      ----------  ----------
                                                                       3.372.271   4.481.109
                                                                      ----------  ----------
                                                                      ----------  ----------
FALLING DUE AFTER ONE YEAR:
Baltic Offshore Limited.............................................   1.500.000   1.500.000
Stolt Comex Seaway SA...............................................   1.500.000   1.500.000
                                                                      ----------  ----------
                                                                       3.000.000   3.000.000
                                                                      ----------  ----------
                                                                      ----------  ----------

    Interest is charged on the amounts due to related companies falling due after one year using the UK base rate plus 1%.

    The above balances result from transactions on an arm's length basis with related companies, in the ordinary course of business.

10  OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE AGREEMENTS

                                                                            1997       1996
                                                                             US$        US$
                                                                          ---------  ---------
Due within one year.....................................................     --        305.435
                                                                          ---------  ---------
                                                                          ---------  ---------

11  SHARE CAPITAL

                                                                                 1997       1996
                                                                                  US$        US$
                                                                               ---------  ---------
AUTHORISED, ISSUED AND FULLY PAID
1 000 ordinary shares of CL1 each--CL1.000...................................      2.178      2.178
                                                                               ---------  ---------
                                                                               ---------  ---------

                          SEAWAY HEAVY LIFTING LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                FOR THE YEAR ENDED 30 NOVEMBER 1997 (CONTINUED)

12 (A) RECONCILIATION OF PROFIT BEFORE TAXATION TO CASH FLOWS FROM OPERATING ACTIVITIES

                                                                        1997         1996
                                                                        US$           US$
                                                                    ------------  -----------
Profit before taxation............................................     7.435.203    6.106.356
Depreciation charges..............................................       260.447      436.942
Interest payable and bank charges.................................       294.257      293.586
Interest receivable...............................................      (706.362)    (533.766)
                                                                    ------------  -----------
OPERATING PROFIT BEFORE WORKING CAPITAL CHANGES...................     7.283.545    6.303.118
Decrease in stocks................................................       116.734        6.865
Movement in amounts due from/to related companies.................    12.265.463   (2.475.805)
(Decrease)/Increase in accruals and deferred income excluding
  interest........................................................    (2.680.699)   1.480.505
(Decrease)/Increase in creditors..................................      (615.705)     411.887
Decrease in debtors excluding interest............................     2.710.456    1.573.060
                                                                    ------------  -----------
CASH GENERATED FROM OPERATIONS....................................    19.079.794    7.299.630
                                                                    ------------  -----------
                                                                    ------------  -----------

    (B) ANALYSIS OF CHANGES IN FINANCING DURING THE PERIOD

                                                                                       LOANS AND
                                                                                        FINANCE
                                                                            SHARE        LEASE
                                                                           CAPITAL    OBLIGATIONS
                                                                             US$          US$
                                                                         -----------  ------------
Balance at beginning of the year.......................................       2.178       305.435
Capital element of finance lease repayments............................      --          (305.435)
                                                                              -----   ------------
Balance at end of year.................................................       2.178        --
                                                                              -----   ------------
                                                                              -----   ------------

13  CASH AND CASH EQUIVALENTS

    Cash and cash equivalents included in the cash flow statement comprise the following amounts:

                                                                            1997        1996
                                                                            US$          US$
                                                                        ------------  ---------
Bank balance at 30 November 1997......................................    15.595.341     53.931
                                                                        ------------  ---------
                                                                        ------------  ---------

14  DIVIDENDS

                                                                         1997        1996
                                                                         US$         US$
                                                                      ----------  ----------
Interim dividend (1996--US$3.000 per share).........................      --       3.000.000
Proposed final dividend of US$7.000 per share (1996:
  US$2.809,357).....................................................   7.000.000   2.809.357
                                                                      ----------  ----------
                                                                       7.000.000   5.809.357
                                                                      ----------  ----------
                                                                      ----------  ----------

                          SEAWAY HEAVY LIFTING LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
                FOR THE YEAR ENDED 30 NOVEMBER 1997 (CONTINUED)

15  GUARANTEES AND OTHER FINANCIAL COMMITMENTS

    (a) CAPITAL COMMITMENTS

        There are no capital commitments at the end of the year.

    (b) CONTINGENT LIABILITIES

        There are no contingent liabilities at the end of the year.

16  RELATED PARTY TRANSACTIONS

    The company's sales to related companies during the year amounted to 51% of total sales. Also 34% of cost of sales relate to expenses which were charged to the company from related companies.

    Since 1992 the company has time chartered the heavy lifting support ship Stanislav Yudin from the Russian owner Lukoil-Kaliningradmorneft plc. In 1997 the charterhire was US$3,96 million. The charterparty has been extended until October 1998. A proposal has been put to the ship owner to further extend the charterparty beyond this date but no firm decision has been taken yet.

    Auditors' report page 3.

                          SEAWAY HEAVY LIFTING LIMITED
             ADDITIONAL INFORMATION TO THE PROFIT AND LOSS ACCOUNT
                      FOR THE YEAR ENDED 30 NOVEMBER 1997

                                                                                            1997          1996
                                                                                            US$           US$
                                                                                        ------------  ------------
COST OF SALES
Project expenses......................................................................    18.829.890    31.001.943
Vessel charter........................................................................     3.960.000     3.960.000
Other operating expenses..............................................................     4.140.911     4.736.815
Depreciation..........................................................................       260.447       436.942
                                                                                        ------------  ------------
                                                                                          27.191.248    40.135.700
                                                                                        ------------  ------------
                                                                                        ------------  ------------
GENERAL AND ADMINISTRATION EXPENSES
Personnel.............................................................................     1.138.980     1.277.779
Administration and office supplies....................................................       468.132       414.363
Travel and entertainment..............................................................       250.786       141.023
Insurance.............................................................................         9.150        17.420
Fees, commissions and supplies........................................................     2.544.784     2.549.555
Repairs and maintenance...............................................................         9.826         7.719
Training and development..............................................................        20.203        44.319
Telephones, telexes and facsimiles....................................................        83.307       112.638
Sub-contracting.......................................................................       217.139       229.294
                                                                                        ------------  ------------
                                                                                           4.742.307     4.794.110
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                          Seaway Heavy Lifting Limited
                              Financial statements
                      for the year ended 30 November 1996

Seaway Heavy Lifting Limited

Report and financial statements
for the year ended 30 November 1996

Contents

                                                               Pages

Directors and advisers                                           1

Directors' report                                                2

Auditors' report                                                 3

Profit and loss account                                          4

Balance sheet                                                    5

Cash flow statement                                              6

Notes to the financial statements                               7 - 12

Additional information to the profit and loss account           13


Seaway Heavy Lifting Limited

Directors and advisers

Directors                                        Registered office
Gilles de Naurois                                284 Arch Makarios III Avenue
Oleg Strashnov                                   Fortuna Court,
Agis Agapiou                                     Block B, 2nd Floor
Chris Georgiades                                 CY-3105 Limassol
                                                 Cyprus

Alternate Directors                              Auditors

Johan Rasmussen                                  Coopers & Lybrand
(for Gilles de Naurois)                          Nora Court
Guennady Sobolev                                 86 Athinon Street
(for Oleg Strashnov)                             CY-3040 Limassol
Joseph Christou                                  P O Box 3034
(for Agis Agapiou)                               CY-3300 Limassol
Pambos Papas                                     Cyprus
(for Chris Georgiades)

Company secretary

Cyproservus Co Limited
284 Arch Makarios III Avenue
Fortuna Court, Block B
3rd Floor, Flat 32
CY-3105 Limassol
Cyprus

Seaway Heavy Lifting Limited

Directors' report
for the year ended 30 November 1996

1 The directors present their report and audited financial statements for the year ended 30 November 1996.

Principal activities

2 The principal activity of the company is the provision of offshore heavylifting services.

Results

3 The profit and loss account for the year is set out on page 4.

Dividends

4 The directors have declared and recommend the following dividends in respect of the year ended 30 November 1996: US$

Ordinary dividends:

 Interim of US$3.000 per share paid on 31 October 1996            3.000.000
 Proposed final of US$2.809,357 per share                         2.809.357

                                                                  ---------
                                                                  5.809.357
                                                                  ---------
                                                                  ---------

Directors

5 The directors have resigned and have been re-elected at the company's Annual General Meeting. The directors will continue in office.

Auditors

6 The auditors, Coopers & Lybrand, have expressed their willingness to continue in office.

By order of the board

Chris Georgiades
Director

Limassol
31 January 1997

Seaway Heavy Lifting Limited

Report of the auditors to the members of Seaway Heavy Lifting Limited

1 We have audited the financial statements on pages 4 to 12 and have obtained all the information and explanations we considered necessary. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

2 We conducted our audit in accordance with International Standards on Auditing. These Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

3 In our opinion, proper books of account have been kept by the company and the financial statements, which are in agreement therewith, give a true and fair view of the state of affairs of Seaway Heavy Lifting Limited at 30 November 1996 and of its profit and cash flows for the year then ended in accordance with International Accounting Standards and comply with the Companies Law, Chapter 113.

Coopers & Lybrand

Chartered Accountants
Limassol
31 January 1997

Seaway Heavy Lifting Limited

Profit and loss account
for the year ended 30 November 1996

                                                       Note             1996               1995
                                                                         US$                US$

Turnover                                                  2       49.531.022         37.724.624
Cost of sales                                                     40.135.700         27.684.979
                                                                  ----------         ----------
Gross profit                                                       9.395.322         10.039.645
Interest receivable                                                  533.766            481.080

                                                                  ----------         ----------
                                                                   9.929.088         10.520.725

General and administration expenses                               (4.794.110)        (3.800.242)
Interest payable                                                    (293.586)          (326.938)
Bad debts recovered/(Provision for bad debts)                        217.871           (447.603)
Foreign exchange gain/(loss)                                       1.047.093           (410.876)
                                                                  ----------         ----------
Profit before taxation                                    3        6.106.356          5.535.066
Taxation                                                  4         (296.999)          (249.123)
                                                                  ----------         ----------
Profit after taxation                                              5.809.357          5.285.943
Dividends paid or proposed                               14       (5.809.357)        (5.681.117)
                                                                  ----------         ----------
Retained profit/(loss) for the year                                        -           (395.174)
                                                                  ----------         ----------
                                                                  ----------         ----------
Statement of retained profits

Retained profit/(loss) for the year                                        -           (395.174)
Retained profits at 1 December                                             -            395.174
                                                                  ----------         ----------
Retained profits at 30 November                                            -                  -
                                                                  ----------         ----------
                                                                  ----------         ----------


The notes on pages 7 to 12 form part of these financial statements.

Auditors' report page 3.

Seaway Heavy Lifting Limited

Balance sheet
at 30 November 1996

                                                     Note              1996               1995
                                                                        US$                US$
Employment of capital

Fixed assets
Tangible assets                                         5           252.647            689.589
                                                                 ----------         ----------
Current assets
Trade debtors                                                     3.009.669          4.107.367
Other debtors                                                        48.136             11.216
Stocks                                                  6           361.627            368.492
Amounts due from related companies                      7         2.265.117          2.229.715
Loan to related company                                 8        11.148.920          7.652.551
Bank balances                                                        53.931          1.912.697
                                                                 ----------         ----------
                                                                 16.887.400         16.282.038
                                                                 ----------         ----------
Current liabilities
Trade creditors                                                     824.141            203.039
Amounts due to related companies                        9         4.481.109          3.425.143
Obligations under finance leases and
 hire purchase agreements                              10           305.435            333.453
Accruals                                                          5.329.510          3.599.217
Other creditors                                                       6.968            216.183
Taxation                                                            381.349            272.216
Proposed dividend                                                 2.809.357          5.681.117
                                                                 ----------         ----------
                                                                 14.137.869         13.730.368
                                                                 ----------         ----------
Net current assets                                                2.749.531          2.551.670
                                                                 ----------         ----------
                                                                  3.002.178          3.241.259
                                                                 ----------         ----------
                                                                 ----------         ----------
Capital employed
Share capital                                          11             2.178              2.178
                                                                 ----------         ----------
Shareholders' interest                                                2.178              2.178
Obligations under finance leases and
 hire purchase agreements - long term                  10                 -            239.081
Amounts due to related companies - long term            9         3.000.000          3.000.000

Agis Agapiou                 )
                             )
                             )
                             )
                             )
Chris Georgiades             )

                                                                 ----------         ----------
                                                                  3.002.178          3.241.259
                                                                 ----------         ----------
                                                                 ----------         ----------

The notes on pages 7 to 12 form part of these financial statements.

Auditors' report page 3.

Seaway Heavy Lifting Limited

Cash flow statement
for the year ended 30 November 1996


                                                                                1996                  1995
                                                                                 US$                   US$

Cash flows from operating activities (Note 12)                             7.299.630             2.305.416

Taxation paid                                                               (187.866)                    -
                                                                           ---------             ---------
Net cash from operating activities                                         7.111.764             2.305.416

                                                                           ---------             ---------
Cash flows from returns on investment and
 servicing of finance

Interest element of finance lease rentals                                    (43.798)              (72.491)
Interest received                                                             21.484                 6.601
                                                                           ---------             ---------
Net cash outflow from returns on investment
 and servicing of finance                                                    (22.314)              (65.890)
                                                                           ---------             ---------
Cash flows from financing activities

Capital element of finance lease payments (Note 12)                         (267.099)             (326.829)
Dividends paid                                                            (8.681.117)                    -
                                                                           ---------             ---------
Net cash outflow from financing activities                                (8.948.216)             (326.829)
                                                                           ---------             ---------
(Decrease)/Increase in cash and cash equivalents                          (1.858.766)            1.912.697
Cash and cash equivalents at beginning of year                             1.912.697                     -
                                                                           ---------             ---------
Cash and cash equivalents at end of year (Note 13)                            53.931             1.912.697
                                                                           ---------             ---------
                                                                           ---------             ---------



The notes on pages 7 to 12 form part of these financial statements.

Auditors' report page 3.

Seaway Heavy Lifting Limited

Notes to the financial statements
for the year ended 30 November 1996

1        Principal accounting policies

As in the previous years, the financial statements are prepared under the historical cost convention. The following is a summary of the most important accounting policies used by the company.

Tangible fixed assets

All tangible fixed assets are shown at original historical cost less accumulated depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of fixed assets on a straight line basis over their expected useful lives as follows:

Plant and machinery                              3 - 5 years

Residual value is calculated on prices prevailing at the date of acquisition or revaluation where this has taken place.

Stocks

Stocks are stated at the lower of cost and net realisable value. Costs incurred in bringing each product to its present location and condition is based on purchase cost on a weighted average basis. Net realisable value is based on estimated normal selling price, less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow moving or defective items where appropriate.

Taxation

Income tax payable is provided on taxable profits at the current rate of 4,25%. Provision for deferred taxation is made at the income tax rate of 4,25%, except where there is reasonable evidence that timing differences will not reverse.

Leases

The company enters into finance leases. Assets held under finance leases are initially reported at the fair value of the asset, with an equivalent liability categorised as appropriate under creditors due within or after one year. The asset is depreciated over the shorter of the lease term and its useful economic life. Finance charges are allocated to accounting periods over the period of the lease to produce a constant rate of return on the outstanding balance. Rentals are apportioned between finance charge and reduction of the liability and allocated to cost of sales and other operating expenses as appropriate.

Seaway Heavy Lifting Limited

Foreign currency

Normal trading activities denominated in foreign currencies are recorded in United States Dollars at the actual exchange rates as of the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the year end are reported at the rates of exchange prevailing at the year end. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.

Cash and cash equivalents

Cash and cash equivalents consist of cash in hand and balances with banks.

Related companies

Related companies represent common ownership companies.

2        Turnover

Turnover represents income from the provision of offshore heavy lifting services at invoice value.

3        Profit before taxation

                                                                                1996                  1995
                                                                                 US$                   US$

Profit is stated after charging:
  Depreciation of tangible fixed assets:
 - owned                                                                       2.633              32.992
 - leased                                                                    434.309             242.406
 Auditors' remuneration                                                        5.500               4.000
 Exchange loss                                                                     -             410.876
 Interest payable to related companies                                       209.374             232.500
 Interest payable to third parties                                            84.212              94.438

and after crediting:
 Interest receivable from related companies                                  512.282             474.479
 Bank interest receivable                                                     21.484               6.601
 Exchange gain                                                                 1.047                   -

4        Taxation

The tax charge is based on the adjusted profit for the year and comprises:

                                                                                1996              1995
                                                                                 US$              US$

Income tax at 4,25 per cent - 1995                                           47.515              28.189
Income tax - provision for 1996 (11 months)                                 249.484             220.934
                                                                            -------             -------
                                                                            296.999             249.123
                                                                            -------             -------
                                                                            -------             -------

Seaway Heavy Lifting Limited

5        Tangible fixed assets

                                          Plant         Leased          Total
                                            and          plant
                                      machinery
                                            US$            US$            US$
Cost
At 1 December 1995                      182.213       1.212.026     1.394.239
                                      ---------      ----------     ---------
At 30 November 1996                     182.213       1.212.026     1.394.239
                                      ---------      ----------     ---------
Depreciation
At 1 December 1995                      179.438         525.212       704.650
Charge for the year                       2.633         434.309       436.942
                                      ---------      ----------     ---------
At 30 November 1996                     182.071         959.521     1.141.592
                                      ---------      ----------     ---------
Net book value
At 30 November 1996                         142         252.505       252.647
                                      ---------       ---------      --------
                                      ---------       ---------      --------
At 30 November 1995                       2.775         686.814       689.589
                                      ---------      ----------     ---------
                                      ---------      ----------     ---------

6        Stock

The following are included in the net book value of stock:

                                        1996           1995
                                         US$            US$

Raw materials and consumables         41.520          44.161
Work in progress                     320.107         324.331
                                     --------        -------
                                     361.627         368.492
                                     --------        -------
                                     --------        -------


Seaway Heavy Lifting Limited

7        Amounts due from related companies

                                         1996           1995
                                          US$            US$
Falling due within one year:
 Stolt Comex Seaway Limited           906.463         684.233
 Lukoil-Kaliningradmorneft plc      1.358.654               -
 Stolt Comex Seaway SA                      -       1.545.482

                                    ---------      ----------
                                    2.265.117       2.229.715
                                    ---------      ----------
                                    ---------      ----------

The above balances result from transactions on an arm's length basis with related companies, in the ordinary course of business.

8        Loan to related company

                                          1996                  1995
                                           US$                   US$

Stolt Comex Seaway SA               11.148.920             7.652.651
                                    ----------            ----------
                                    ----------            ----------

Interest is charged on the daily balance of the loan using the UK base rate plus 1% and is repayable on demand.

9        Amounts due to related companies

                                           1996                  1995
                                            US$                   US$
Falling due within one year:

 Stolt Comex Seaway SA                1.319.513               825.591
 Seaway Heavy Lifting Engineering BV  1.806.908             1.543.311
 Baltic Offshore Limited              1.354.688                     -
 Lukoil Kaliningradmorneft plc           -                  1.056.241

                                      ---------             ---------
                                      4.481.109             3.425.143

                                      ---------             ---------
                                      ---------             ---------
Falling due after one year:

 Baltic Offshore Limited              1.500.000             1.500.000
 Stolt Comex Seaway SA                1.500.000             1.500.000

                                      ---------             ---------
                                      3.000.000             3.000.000
                                      ---------             ---------
                                      ---------             ---------

Interest is charged on the amounts due to related companies falling due after one year using the UK base rate plus 1%.

The above balances result from transactions on an arm's length basis with related companies, in the ordinary course of business.

Seaway Heavy Lifting Limited

10       Obligations under finance leases and hire purchase agreements

                                       1996                  1995
                                        US$                   US$

Due within one year                  305.435               333.453
Due after one year                         -               239.081
                                   ---------               -------
                                     305.435               572.534
                                   ---------               -------
                                   ---------               -------

11       Share capital

                                              1996       1995
                                               US$        US$
Authorised, issued and fully paid
1 000 ordinary shares of C(pound)1
   each - C(pound)1.000                       2.178      2.178
                                             ------      -----
                                             ------      -----

12(a) Reconciliation of profit before taxation to cash flows from operating activities

                                                          1996          1995
                                                           US$           US$

Profit before taxation                                    6.106.356      5.535.066
Depreciation charges                                        436.942        275.398
Interest payable and similar charges                        293.586        326.938
Interest receivable                                        (533.766)      (481.080)

                                                      -------------     ----------
Operating profit before working capital changes           6.303.118      5.656.322
Decrease in stocks                                            6.865         88.836
Movement in amounts due from/to related companies        (2.475.805)    (3.126.542)
Increase in accruals and deferred
 income excluding interest                                1.480.505      2.470.934
Increase/(Decrease) in creditors                            411.887     (1.045.018)
Decrease/(Increase) in debtors excluding interest         1.573.060     (1.739.116)

                                                      -------------      ---------
Cash generated from operations                            7.299.630      2.305.416
                                                      -------------      ---------
                                                      ---------       ---


(b)     Analysis of changes in financing during the period

                                                    Share        Loans and
                                                  capital    finance lease
                                                               obligations
                                                      US$              US$

Balance at beginning of the year                     2.178          572.534
Capital element of finance lease repayments             -          (267.099)
                                                ----------        ---------
Balance at end of year                               2.178          305.435
                                                ---------        ----------
                                                ---------        ----------

Seaway Heavy Lifting Limited

13       Cash and cash equivalents

Cash and cash equivalents included in the cash flow statement comprise the following amounts:


                                         1996           1995
                                          US$            US$

Bank balance at 30 November 1996       53.931       1.912.697
                                    ---------      ----------
                                    ---------      ---------

14       Dividends

                                                 1996          1995
                                                  US$           US$

Interim dividend of US$3.000 per share          3.000.000                -
Proposed final dividend of US$2.809,357
 per share (1995: US$5.681,117)                 2.809.357        5.681.117

                                                ---------     ------------
                                                5.809.357        5.681.117
                                                ---------     ---------
                                                ---------     ---------

15       Guarantees and other financial commitments

         (a)      Capital commitments

                  There are no capital commitments at the end of the year.

         (b)      Contingent liabilities

                  There are no contingent liabilities at the end of the year.

16       Related party transactions

         The company's sales to related companies during the year amounted to 99% of total sales. Also 40% of cost of sales relate to expenses which were charged to the company from related companies.

Auditors' report page 3.

Seaway Heavy Lifting Limited

Analysis of expenses
for the year ended 30 November 1996

                                            1996                    1995
                                             US$                     US$
Cost of sales

Project expenses                          31.001.943           19.700.394
Vessel charter                             3.980.000            3.880.000
Other operating expenses                   4.736.815            3.829.187
Depreciation                                 436.942              275.398
                                      --------------          -----------
                                          40.135.700           27.684.979
                                      --------------         ------------
                                      --------------         ------------

General and administration expenses

Personnel                                  1.277.779              993.411
Administration and office supplies           414.363              321.836
Travel and entertainment                     141.023               67.755
Insurance                                     17.420                1.462
Fees, commissions and supplies             2.549.555            2.010.179
Repairs and maintenance                        7.719               16.634
Training and development                      44.319               12.526
Telephones, telexes and facsimiles           112.638              139.347
Sub-contracting                              229.294              237.092
                                      --------------         ------------
                                          (4.794.110)           (3.800.242)
                                      ----------         ----------
                                      ----------         ----------


                                      13

Seaway Heavy Lifting Limited

Profit and loss account
for the year ended 30 November 1995


                                                                    Note                   1995                1994
                                                                                            US$                 US$

Turnover                                                               2             37.724.624          13.773.354
                                                                               -----------------  ------------------
                                                                               -----------------  ------------------

Profit before taxation                                                 3              5.535.066               7.126
Taxation                                                               4              (249.123)             (8.367)

                                                                               -----------------  ------------------
Profit/(Loss) after taxation                                                          5.285.943             (1.241)
Dividend proposed                                                     12            (5.681.117)                   -
                                                                               -----------------  ------------------
                                                                               -----------------  ------------------

Loss for the year                                                                     (395.174)             (1.241)
                                                                               -----------------  ------------------
                                                                               -----------------  ------------------



Statement of retained profits

Retained profits at 1 December                                                          395.174             396.415
Loss for the year                                                                     (395.174)             (1.241)

                                                                               -----------------  ------------------
                                                                               -----------------  ------------------
Retained profits at 30 November                                                               -             395.174
                                                                               -----------------  ------------------
                                                                               -----------------  ------------------



The notes on pages 7 to 11 form part of these financial statements.

Auditors' report page 3.

Seaway Heavy Lifting Limited

Balance sheet
at 30 November 1995


                                                                    Note                   1995                1994
                                                                                            US$                 US$

Employment of capital

Fixed assets

Tangible assets                                                        5                689.589             964.987

                                                                               -----------------  ------------------
Amounts due by related companies - long term                           7             7.652 .551           6.542.765
                                                                               -----------------  ------------------

Current assets

Trade debtors                                                                         4.107.367           1.862.973
Other debtors                                                                            11.216              42.014
Stocks                                                                 6                368.492             457.328
Amounts due from related companies                                     7              2.229.715           1.155.256
Bank balances                                                                         1.912.697                   -
                                                                               -----------------  ------------------
                                                                                      8.629.487          3..517.571

                                                                               -----------------  ------------------
Current liabilities

Trade creditors                                                                         203.039             410.866
Amounts due to related companies                                       7              3.425.143           4.367.440
Obligations under finance leases and
 hire purchase agreements                                              8                333.453             298.587
Accruals and deferred income                                                          3.599.217             873.836
Other creditors                                                                         216.183           1.053.374
Taxation                                                                                272.216              23.093
Proposed dividend                                                                     5.681.117                   -
                                                                               -----------------  ------------------
                                                                                     13.730.368           7.027.196

                                                                               -----------------  ------------------

Net current liabilities                                                             (5.100.881)         (3.509.625)

                                                                               -----------------  ------------------
                                                                               -----------------  ------------------
                                                                                      3.241.259           3.998.127

                                                                               -----------------  ------------------
                                                                               -----------------  ------------------
Capital employed

Share capital                                                          9                  2.178               2.178
Profit and loss account                                                                       -             395.173
                                                                               -----------------  ------------------
Interests of shareholders                                                                 2.178             397.351
Obligations under finance leases and
 hire purchase agreements - long term                                  8                239.081             600.776
Amounts due to related companies - long term                           7              3.000.000           3.000.000
Agis Agapiou                 )Directors
Chris Georgiades           )

                                                                               -----------------  ------------------
                                                                               -----------------  ------------------
                                                                                      3.241.259           3.998.127

                                                                               -----------------  ------------------
                                                                               -----------------  ------------------


The notes on pages 7 to 11 form part of these financial statements.

Seaway Heavy Lifting Limited

Cash flow statement
for the year ended 30 November 1995


                                                                                           1995                1994
                                                                                            US$                 US$

Cash flows from operating activities (Note 10)                                        2.305.416             331.371
                                                                               -----------------  ------------------

Cash flows from returns on investment and servicing of finance

Interest element of finance lease rentals                                              (72.491)            (90.196)
Interest received                                                                         6.601              22.629

                                                                               -----------------  ------------------
Net cash outflow from returns on investment

 and servicing of finance                                                              (65.890)            (67.567)
                                                                               -----------------  ------------------

Cash flows from investing activities

Purchase of fixed assets                                                                      -             (1.697)

                                                                               -----------------  ------------------
Net cash used in investing activities                                                         -             (1.697)
                                                                               -----------------  ------------------

Cash flows from financing activities

Capital element of finance lease payments (Note 10)                                   (326.829)           (262.107)

                                                                               -----------------  ------------------
Net cash outflow from financing activities                                            (326.829)           (262.107)

                                                                               -----------------  ------------------
                                                                               -----------------  ------------------
Increase in cash and cash equivalents (Note 11)                                       1.912.697                   -
                                                                               -----------------  ------------------
                                                                               -----------------  ------------------



The notes on pages 7 to 11 form part of these financial statements.

Auditors' report page 3.

Seaway Heavy Lifting Limited

Notes to the financial statements
for the year ended 30 November 1995

1  Principal accounting policies

The financial statements are prepared under the historical cost convention. The following is a summary of the most important accounting policies used by the company:

Tangible fixed assets

All tangible fixed assets are shown at original historical cost less accumulated depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of fixed assets on a straight line basis over their expected useful lives as follows:

Plant and machinery                                        3 - 5 years

Residual value is calculated on prices prevailing at the date of acquisition or revaluation where this has taken place.

Stocks

Stocks are stated at the lower of cost and net realisable value. Costs incurred in bringing each product to its present location and condition is based on purchase cost on a weighted average basis. Net realisable value is based on estimated normal selling price, less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow moving or defective items where appropriate.

Taxation

Income tax payable is provided on taxable profits at the current rate. Deferred taxation (which arises from differences in the timing of the recognition of items, principally depreciation, in the accounts and by the tax authorities) has been calculated on the liability method. Deferred taxation is provided on timing differences which will probably reverse, at the rates of tax likely to be in force at the time of the reversal. Deferred tax is not provided on timing differences which, in the opinion of the directors, will probably not reverse.

Leases

The company enters into finance leases. Assets held under finance leases are initially reported at the fair value of the asset, with an equivalent liability categorised as appropriate under creditors due within or after one year. The asset is depreciated over the shorter of the lease term and its useful economic life. Finance charges are allocated to accounting periods over the period of the lease to produce a constant rate of return on the outstanding balance. Rentals are apportioned between finance charge and reduction of the liability and allocated to cost of sales and other operating expenses as appropriate.

Seaway Heavy Lifting Limited

Foreign currency

Normal trading activities denominated in foreign currencies are recorded in United States Dollars at the actual exchange rates as of the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the year end are reported at the rates of exchange prevailing at the year end. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.

Change of reporting currency

The reporting currency of the company has been changed from Sterling Pounds to United States Dollars using an exchange rate of STGL1 = US$1,56446 to convert all opening balances.

Cash and cash equivalents

Cash and cash equivalents consist of cash in hand and balances with banks.

2  Turnover

Turnover represents income from the provision of offshore heavy lifting services at invoice value.

3  Profit before taxation

                                                      1995                1994
                                                       US$                 US$
Profit is stated after charging/(crediting):
Depreciation of tangible fixed assets:
- owned                                             32.992              60.596
- leased                                           242.406             242.405
Auditors' remuneration                               4.000               4.604
Exchange loss/(gain)                               410.876            (71.033)


4  Taxation

The tax charge is based on the adjusted profit for the year and comprises:

                                                              1995                1994
                                                               US$                 US$
Income tax at 4,25% per cent - 1994                         28.189               8.367
Income tax - provision for 1995 (11 months)                220.934                   -

                                                  -----------------  ------------------
                                                           249.123               8.367
                                                  -----------------  ------------------
                                                  -----------------  ------------------

Seaway Heavy Lifting Limited

5        Tangible fixed assets

                                              Plant           Leased               Total
                                                and            plant
                                          machinery
                                                US$              US$                 US$
Cost

At 1 December 1994                          182.213        1.212.026           1.394.239

                                   ----------------- ----------------  ------------------
At 30 November 1995                         182.213        1.212.026           1.394.239
                                   ----------------- ----------------  ------------------

Depreciation
At 1 December 1994                          146.446          282.806             429.252
Charge for the year                          32.992          242.406             275.398

                                   ----------------- ----------------  ------------------
At 30 November 1995                         179.438          525.212             704.650
                                   ----------------- ----------------  ------------------

Net book value
At 30 November 1995                           2.775          686.814             689.589
                                   ----------------- ----------------  ------------------
                                   ----------------- ----------------  ------------------

At 30 November 1994                          35.767          929.220             964.987
                                   ----------------- ----------------  ------------------
                                   ----------------- ----------------  ------------------


6  Stock

The following are included in the net book value of stock:

                                                       1995                1994
                                                        US$                 US$
Raw materials and consumables                        44.161             128.896
Work in progress                                    324.331             328.432

                                             ----------------  ------------------
                                                    368.492             457.328
                                             ----------------  ------------------
                                             ----------------  ------------------


7  Amounts due from/(to) related companies

                                                              1995                1994
                                                               US$                 US$
Amounts due from related companies:
Falling due after one year                              7.652.551           6.542.765
Falling due within one year                             2.229.715           1.155.256

                                                  -----------------  ------------------
                                                         9.882.266           7.698.021
                                                  -----------------  ------------------
                                                  -----------------  ------------------
Amounts due to related companies:
Falling due after one year                               3.000.000           3.000.000
Falling due within one year                              3.425.143           4.367.440

                                                  -----------------  ------------------
                                                         6.425.143           7.367.440
                                                  -----------------  ------------------
                                                  -----------------  ------------------

The above balances result from transactions on an arm's length basis with related companies, in the ordinary course of business.

Seaway Heavy Lifting Limited

8        Obligations under finance leases and hire purchase agreements

                                                                                           1995                1994
                                                                                            US$                 US$

Due within one year                                                                     333.453             298.587
Due after one year                                                                      239.081             600.776

                                                                               -----------------  ------------------
                                                                               -----------------  ------------------
                                                                                        572.534             899.363
                                                                               -----------------  ------------------
                                                                               -----------------  ------------------


9        Share capital

                                                                                           1995                1994
                                                                                            US$                 US$

Authorised, issued and fully paid

1.000 ordinary shares of C(pound)1 each - C(pound)1.000                                   2.178               2.178
                                                                              -----------------  ------------------
                                                                              -----------------  ------------------


10(a) Reconciliation of profit before taxation to net cash inflow from operating activities

                                                                                           1995                1994
                                                                                            US$                 US$

Profit before taxation                                                                5.535.066               7.126
Depreciation charges                                                                    275.398             303.001
Decrease/(Increase) in stocks                                                            88.836            (30.477)
Movement in amounts due from/to related companies                                   (3.126.542)           1.702.053
Decrease in accruals and deferred income
 excluding interest                                                                   2.470.934         (2.385.523)
(Decrease)/Increase in creditors                                                    (1.045.018)           2.835.812
Interest payable and similar charges                                                    326.938              96.854
Interest receivable                                                                   (481.080)           (292.488)
Increase in debtors excluding interest                                              (1.739.116)         (1.904.987)
                                                                               -----------------  ------------------

Net cash inflow from operating activities                                             2.305.416             331.371
                                                                               -----------------  ------------------
                                                                               -----------------  ------------------

(b)      Analysis of changes in financing during the period

                                                                                          Share           Loans and
                                                                                        capital       finance lease
                                                                                                        obligations
                                                                                            US$                 US$

Balance at beginning of the year                                                          2.178             899.363
Capital element of finance lease repayments                                                   -           (326.829)
                                                                               -----------------  ------------------
Balance at end of year                                                                    2.178             572.534
                                                                               -----------------  ------------------
                                                                               -----------------  ------------------

Seaway Heavy Lifting Limited

11       Cash and cash equivalents

Cash and cash equivalents included in the cash flow statement comprise the following amounts:


                                                                                           1995                1994
                                                                                            US$                 US$

Bank balance at 30 November 1995                                                      1.912.697                   -
                                                                               -----------------  ------------------
                                                                               -----------------  ------------------

12       Dividends


                                                                                           1995                1994
                                                                                            US$                 US$

Proposed dividends

US$5.681,117 per share                                                                5.681.117                   -
                                                                               -----------------  ------------------
                                                                               -----------------  ------------------

13       Guarantees and other financial commitments

         (a)      Capital commitments

                  There are no capital commitments at the end of the year.

         (b)      Contingent liabilities

                  There are no contingent liabilities at the end of the year.

Auditors' report page 3.

Seaway Heavy Lifting Limited

Detailed profit and loss account
for the year ended 30 November 1995


                                                                                           1995                1994
                                                                                            US$                 US$

Turnover                                                                             37.724.624          13.773.354
                                                                               -----------------  ------------------

Cost of sales

Project expenses                                                                     19.700.394           6.466.522
Vessel charter                                                                        3.880.000           3.082.955
Other operating expenses                                                              3.829.187             808.599
Depreciation                                                                            275.398             303.001
                                                                               -----------------  ------------------
                                                                                     27.684.979          10.661.077
                                                                               -----------------  ------------------
Gross profit                                                                         10.039.645           3.112.277
                                                                               -----------------  ------------------

Expenditure

Personnel                                                                               993.411             709.397
Administration and office supplies                                                      321.836             296.875
Travel and entertainment                                                                 67.755             203.995
Insurance                                                                                 1.462               8.894
Fees, commissions and supplies                                                        2.010.179           1.811.117
Repairs and maintenance                                                                  16.634               3.642
Training and development                                                                 12.526              15.868
Telephones, telexes and facsimiles                                                      139.347              62.455
Sub-contracting                                                                         237.092             103.129
                                                                               -----------------  ------------------
                                                                                    (3.800.242)         (3.215.372)
                                                                               -----------------  ------------------

Profit/(Loss) before financial items                                                  6.239.403           (103.095)
Exchange loss                                                                         (410.876)              71.033
Interest payable                                                                      (326.938)            (96.854)
Interest receivable                                                                     481.080             292.488
Bad debts provision                                                                   (447.603)           (156.446)
                                                                               -----------------  ------------------
                                                                               -----------------  ------------------

Profit before taxation                                                                5.535.066               7.126
                                                                               -----------------  ------------------
                                                                               -----------------  ------------------